SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 19, 2004

PURCHASE POINT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

MINNESOTA	0-1853993	41-1853993
(State or other jurisdiction	(Commission File No.)	(IRS Employee
or incorporation)		Identification Number)

575 Lexington Avenue 4th Floor		10022
(Address of principal executive offices)		(Postal Code)

212-572 0765
(Registrant's telephone number, including area code)

Item 4.    Change of Registrant's Certifying Accountants:

(a)	Previous independent accountants

	(i)	On July 19, 2004, the Registrant dismissed Wiener, Goodman & Company, P.C as the Registrant's independent accountants.

	(ii)	Wiener, Goodman & Company, P.C reports on the Registrant's financial statements as of and for the year ended June 30, 2001 contained no adverse opinions or disclaimers of opinion and were not modified or qualified as to audit scope or accounting principles, but did contain modifications as to the Registrant's ability to continue as a going concern.

	(iii)	The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

	(iv)	During the fiscal year ended June 30, 2004 and through the subsequent interim period ended July 19, 2004, to the best of the Registrant's knowledge, there have been no disagreements with Wiener, Goodman & Company, P.C on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Wiener, Goodman & Company, P.C. would have caused them to make reference in connection with its report on the financial statements of the Registrant for such years.

	(v)	During the fiscal year ended June 30, 2004 and through the subsequent interim period ended July 19, 2004, Wiener, Goodman & Company, P.C did not advise the Registrant on any matter set forth in Item 304 (a) (1) (iv)(B) of Regulation S-B.

	(vi)	The Registrant requested that Wiener, Goodman & Company, P.C, furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(b)	New Independent Accountants

On July 19, 2004, the Registrant engaged Madsen & Associates, CPA's Inc. to audit its financial statements for the year ended June 30, 2002, 2003 and 2004

During the most recent fiscal year end June 30, 2004 and through the subsequent interim period ended July 19, 2004, the Registrant did not consult with Madsen & Associates, CPA's Inc. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written report or oral advice was provided to the Registrant by concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv)(A) of Regulation S-B or an event, as that term is defined in Item 304 (a)(1)(iv)(B) of Regulation S-B.

Item 7.     Financial Statements and Exhibits

(c)	Exhibit:

16.1 Letter from Wiener, Goodman & Company, P.C dated July 19, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Purchase Point Media Corporation
/s/ Albert Folsom

Albert Folsom	Dated: July 19, 2004
President and Director